Diageo Capital plc $1,000,000,000 Diageo Notes	Filed under Rule 424 (b)(2), Registration Statement No. 333-14100
Pricing Supplement No. 20 dated December 9th, 2002
(To prospectus dated November 30, 2001, and prospectus supplement dated March 22, 2002)

Cusip	Aggregate	Price to	Purchasing	Net Proceeds	Interest Rate	Interest Payment	Stated Maturity	Survivor's
Number	Principal Amount	Public(1)	Agent's Discount(1)	to Issuer	Per Annum	Dates	Date	Option

25243FAY6	$5,000,000	100	1.300%	$4,935,000	5.20%	Each June 15 and December 15	December 12, 2012	YES

Redemption Information: Redeemable at the option of Diageo Capital on June 15, 2004 and each Interest Payment Date thereafter, at a redemption price equal to 100%.

8 Henrietta Place London, W1G 0NB	Trade Date: 9 December 2002
Issue Date: 12 December 2002
Original Issue Discount: No
Minimum Denominations/Increments: $1,000/$1,000
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
DTC Participant Number: 5132
Merrill Lynch & Co. Purchasing Agent Acting as Principal

In the event of various tax law changes and other limited circumstances that require us to pay additional amounts as more fully described in the accompanying prospectus and prospectus supplement, we may redeem the notes prior to their stated maturity date.

(1) Expressed as a percentage of the aggregate principal amount.